Exhibit 99.1

Shattuck Labs Announces Oversubscribed Private Placement of Up to Approximately $103 Million

– Aggregate net proceeds expected to fund SL-325 through multiple Phase 2 clinical trials, including in

Inflammatory Bowel Disease (IBD) and potentially another autoimmune disease –

– Pro forma cash and cash equivalents from aggregate proceeds anticipated to fund operations into 2029 –

AUSTIN, TX and DURHAM, NC, August 5, 2025 — Shattuck Labs, Inc. (Shattuck or the Company) (NASDAQ: STTK), a biotechnology company pioneering the development of novel therapeutics targeting tumor necrosis factor (TNF) superfamily receptors for the treatment of patients with inflammatory and immune-related diseases, today announced that it has entered into a securities purchase agreement for a private placement financing that is expected to result in total gross proceeds of up to approximately $103 million to Shattuck, before deducting placement agent fees and other private placement expenses.

The private placement was led by OrbiMed and with participation from both new and existing investors, including: a large healthcare-dedicated fund, Coastlands Capital, Prosight Capital, Adage Capital, Redmile Group, and NextBio Capital.

The private placement will be for an aggregate of 15,225,158 shares of the Company’s common stock and, to certain investors, pre-funded warrants to purchase an aggregate of 37,410,188 shares of common stock, along with accompanying warrants to purchase an aggregate of 52,635,346 shares of common stock (or, in lieu thereof, additional pre-funded warrants). The purchase price for each share of common stock and accompanying warrant is $0.8677, with the accompanying warrant having an exercise price of $1.0846 (provided, the purchase price for each pre-funded warrant and accompanying warrant is $0.8676, with the pre-funded warrants having an exercise price of $0.0001). The pre-funded warrants are exercisable at any time after their original issuance and will not expire. The accompanying common stock warrants are immediately exercisable and expire 30 days after a public announcement of the data from the Phase 1 clinical trial for SL-325 in healthy volunteers and the design of its Phase 2 clinical trials, which are expected to begin in 2026.

“SL-325 is a potentially first-in-class DR3 blocking antibody intended for development in Crohn’s disease, ulcerative colitis, and a range of other autoimmune and inflammatory diseases,” said Taylor Schreiber, M.D., Ph.D., Chief Executive Officer of Shattuck. “Enrollment in our Phase 1 clinical trial for SL-325 is expected to begin this quarter, subject to regulatory alignment, and this financing will allow us to transition seamlessly into multiple Phase 2 clinical trials, where the data will reveal whether DR3 blockade leads to both superior efficacy and reduced immunogenicity in comparison to TL1A blocking antibodies.”

The Company anticipates the initial gross proceeds from the private placement to be approximately $46 million, before deducting any offering-related fees and expenses, and up to an additional approximately $57 million in gross proceeds if the accompanying common stock warrants are fully exercised. The common stock warrants will be exercisable at any time until 30 days after a public announcement of the data from the Phase 1 clinical trial for SL-325 in healthy volunteers and the design of its Phase 2 clinical trials, which events are expected to occur in 2026. The closing of the private placement is contingent upon the Investigational New Drug Application (IND) clearance for SL-325 and the satisfaction of other customary closing conditions.

Shattuck intends to use the anticipated net proceeds from the private placement (including the potential proceeds to be received upon the full exercise of the accompanying common stock warrants) for the clinical development of SL-325, including multiple Phase 2 clinical trials, including in IBD and another autoimmune disease, SL-425, and for general corporate purposes. The total proceeds from the private placement (including full exercise of the accompanying common stock warrants), combined with current cash and cash equivalents, are expected to fund operations into 2029.

Wedbush & Co., LLC is acting as the sole placement agent in connection with the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Shattuck has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock purchased in the private placement and shares of common stock underlying the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About SL-325

SL-325 is a potential first-in-class Death Receptor 3 (DR3) blocking antibody designed to achieve a complete and durable blockade of the clinically validated DR3/TL1A pathway. Shattuck’s preclinical studies demonstrate high affinity binding and superior activity over TL1A antibodies, and offer a data-driven rationale for targeting the TNF receptor, DR3, versus its ligand, TL1A. Shattuck expects to commence a Phase 1 clinical trial in healthy volunteers in the third quarter of 2025.

About Shattuck Labs, Inc.

Shattuck Labs, Inc. (Nasdaq: STTK) is a biotechnology company specializing in the development of potential treatments for autoimmune/inflammatory diseases. The Company is developing a potentially first-in-class antibody for the treatment of inflammatory bowel disease (IBD) and other inflammatory autoimmune diseases. Shattuck’s expertise in protein engineering and the development of novel TNF receptor agonist and antagonist therapeutics come together in its lead program, SL-325, a potential first-in-class DR3 antagonist antibody designed to achieve a more complete blockade of the clinically validated DR3/TL1A pathway. The Company has offices in both Austin, Texas and Durham, North Carolina. For more information, please visit: www.ShattuckLabs.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations regarding: the aggregate amount of proceeds to be received from the private placement, including whether the common stock warrants will be exercised and provide the Company with additional capital; the closing of the private placement and associated satisfaction of closing conditions, including with respect to clearance of the Company’s IND; the use of proceeds from the private placement; the timing for enrollment of the Phase 1 trial for SL-325; anticipated Phase 2 clinical trials for SL-325; and the time period over which our capital resources will be sufficient to fund our anticipated operations. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While we believe these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in our filings with the SEC), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expected results of our preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of our clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals, including FDA clearance of our IND filing; our expectations regarding the overall benefit of the strategic prioritization of our pipeline; liquidity and capital resources; and other risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent disclosure documents filed with the SEC. We claim the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Investor & Media Contact:

Conor Richardson

Vice President of Investor Relations

Shattuck Labs, Inc.

InvestorRelations@ShattuckLabs.com